Exhibit 10.11

ACM RESEARCH, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is made as of the date first below written, between ACM Research, Inc. (the “Company”) and [name] (“Optionee”).

RECITALS:

WHEREAS, the Board of Directors of the Company (the “Board”) determined on [date of Board approval] (the “Grant Date”) to grant to Optionee a stock option to purchase shares of Class [    ] common stock of the Company (“Shares”) on the terms set forth herein;

WHEREAS, the Company regards Optionee as a valuable Service Provider (as defined below), and has determined that it would be to the advantage and in the interests of the Company and its shareholders to grant the Option (as defined below) provided for in this Agreement to Optionee as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

1. Definitions. In addition to the terms defined throughout the Agreement, the following capitalized terms shall have the meanings set forth below:

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee). Following the Initial Public Offering: (i) the Board shall cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed, and (ii) for purposes of an Option granted to an Optionee who is subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

(d) “Disability” means, as determined by the Company in its sole discretion, Optionee is unable to perform each of the essential duties of such Optionee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an incentive stock option following termination of Optionee’s employment, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

(e) “Exchange Act” means the Securities Exchange Act of 1934.

(f) “Initial Public Offering” means the initial public offering of shares of the Company’s common stock pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission.

(g) “Service Provider” means an employee, consultant, advisor, or non-employee director of the Company or any Affiliate of the Company.

2. Option Grant. The Company hereby grants to Optionee the right and option to purchase from the Company all or any part of an aggregate of [####] Shares (the “Optioned Shares”), on the terms and conditions hereinafter set forth (the “Option”). The purchase price of the Optioned Shares shall be $[##] per Share (the “Option Price”). This Option is intended to be treated as a non-qualified stock option.

3. Option Period. This Option shall be exercisable only during the Option Period (as defined below), and during such Option Period, the exercisability of the Option shall be subject to the limitations of Section 4 hereof. The “Option Period” shall commence on the Grant Date and except as provided in Section 4 hereof, shall terminate (the “Termination Date”) ten (10) years from the Grant Date.

4. Limits on Option Period. The Option Period may end before the Termination Date, as follows:

(a) Termination of Status as Service Provider. Should Optionee cease to be a Service Provider to the Company for any reason other than Disability or death during the Option Period, the Option Period shall terminate three (3) months after the date when Optionee ceases to be a Service Provider or on the Termination Date, whichever shall first occur, and the Option shall be exercisable only to the extent exercisable under Section 5 hereof on the date that Optionee ceases to be a Service Provider. Optionee shall be deemed to be a Service Provider so long as Optionee continues to render services to the Company or any Affiliate of the Company as a Service Provider.

(b) Death. If Optionee dies while acting as a Service Provider, the Option Period shall end twelve (12) months after the date of death or on the Termination Date, whichever shall first occur, and Optionee’s executor or administrator or the person or persons to whom Optionee’s rights under this Option shall pass by will or by the applicable laws of descent and distribution may exercise this Option on to the extent exercisable under Section 5 hereof on the date of Optionee’s death.

(c) Disability. If Optionee’s service is terminated by reason of Disability, the Option Period shall end twelve (12) months after date of Optionee’s cessation of service or on the Termination Date, whichever shall first occur, and the Option shall be exercisable only to the extent exercisable under Section 5 hereof on the date of Optionee’s cessation of service.

(d) Leave of Absence. If Optionee is on a leave of absence from the Company because of his or her Disability, or for the purpose of serving the government of the country in which the principal place of service of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated service with the Company except as the Committee may otherwise expressly provide.

5. Vesting of Right to Exercise Option. Subject to other limitations contained in this Agreement, Optionee shall have the right to exercise the Option such that the Option is fully exercisable as follows:

(a) Twenty-five percent (25%) of the Optioned Shares shall vest after one year from the Grant Date and thereafter the Optioned Shares shall vest on a monthly basis of [#####] of the Optioned Shares per month. Upon the expiration of four years from the Grant Date, subject to Section 4 above, 100% of the Optioned Shares shall be deemed fully vested.

(b) Any portion of the Option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. No partial exercise of this Option may be for less than five percent (5%) of the total number of Optioned Shares then available under this Option. In no event shall the Company be required to issue fractional Shares.

6. Manner of Exercising Option.

(a) To exercise the Option with respect to all or any portion of the Optioned Shares for which the Option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i) Execute and deliver to the Secretary of the Company a notice of exercise and a stock purchase agreement (the “Purchase Agreement”) upon the Company’s request.

(ii) Pay on the exercise date the aggregate Option Price for the purchased Shares in cash or by check (as well as any applicable withholding or other taxes).

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option, if other than Optionee, have the right to exercise the Option.

(iv) Complete and furnish to the Company an Investor Qualification Questionnaire upon the Company’s request at any time.

(b) Execution of Agreements. Optionee (and Optionee’s spouse, if any) shall be required, as a condition precedent to acquiring Shares through exercise of the Option, to execute one or more agreements relating to obligations in connection with ownership of the Shares or restrictions on transfer of the Shares no less restrictive than the obligations and restrictions to which the other shareholders of the Company are subject at the time of such exercise.

(c) Investment Representations. If required by the Committee, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his or her legal representative, as the case may be, that such Shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such Shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended (the “Securities Act”), and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such Shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

(d) Delivery of Certificates. As soon as practicable after receipt of the notice required in Section 6(a) above and satisfaction of the conditions set forth in Section 6(b) and 6(c) above, the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such Shares, including through the use of book entry at the Company’s election; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Exchange Act, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such Shares.

7. Corporate Transactions.

(a) Definition. For purposes of this Section 7, a “Corporate Transaction” shall include any of the following shareholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company’s incorporation, or (2) a transaction in which the Company’s shareholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such surviving entity immediately after such transaction.

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company’s shareholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

(iii) any merger in which the Company is the surviving entity but in which the Company’s shareholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the surviving entity (by virtue of their shares in the Company held immediately prior to such transaction) representing more than fifty percent (50%) of the total voting power of the surviving entity immediately after such transaction.

(b) Effect. In the event of any Corporate Transaction, all Optioned Shares shall immediately vest and all Optioned Shares shall be deemed fully vested.

8. Right of First Refusal.

(a) Grant of Right. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale or other transfer of the Optioned Shares acquired by Optionee upon exercise of this Option. For purposes of this Section, the term “transfer” shall include any assignment, pledge, encumbrance or other disposition for value of the Optioned Shares intended to be made by the Owner (defined below), but shall not include any of the permitted transfers under Section 8(f) below. For purposes of this Section, the term “Owner” shall include Optionee or any subsequent holder of the Optioned Shares who derives his or her chain of ownership through a transfer permitted by Section 8(f) below.

(b) Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for any or all the Optioned Shares (the Optioned Shares subject to such offer to be hereinafter called, solely for the purposes of this Section, the “Target Shares”), Owner shall promptly deliver to the Secretary of the Company written notice (the “Disposition Notice”) of the offer and the basic terms and conditions thereof, including the proposed purchase price.

(c) Exercise of Right. The Company (or its assignee) shall, for a period of twenty (20) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the “Exercise Notice”) delivered to Owner prior to the expiration of the twenty (20) day exercise period. If the Exercise Notice pertains to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of such Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Company (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the 15th day after such cash valuation shall have been made.

(d) Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within twenty (20) days following the date of the Company’s receipt of the Disposition Notice, Owner shall have a period of ninety (90) days thereafter in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third party purchaser than those specified in the Disposition Notice. The Third- party purchaser shall acquire the Target Shares subject to all the terms and provisions of this Agreement. All transferees of the Target Shares shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold the Target Shares subject to the provisions of this Agreement. In the event Owner does not sell or otherwise dispose of the Target Shares within the specified ninety (90) day period, the Company’s First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with Section 11 hereof.

(e) Partial Exercise of Right. In the event the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, the Owner shall have the Option, exercisable by written notice to the Company delivered within ninety (90) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

(i) sale or other distribution of all the Target Shares to a third-party purchaser in compliance with the requirements of Section 8(d) above, as if the Company did not exercise the First Refusal Right hereunder; or

(ii) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 8(c) above.

Failure of Owner to deliver timely notification to the Company under this Section 8(e) shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (ii) above.

(f) Exempt Transfers. The Company’s First Refusal Right under this Section shall not apply to transfers of the Shares by will or the laws of descent and distribution; provided, however, that all of the terms of this Agreement shall remain in effect as to such transferred Shares to a revocable trust for the sole benefit of Owner, his or her spouse, or his or her lineal descendants, or to his or her spouse or his or her lineal descendants subject to an irrevocable voting trust of a duration of ten (10) years without the written permission of the Company, provided said Owner is trustee and prior written notice (together with a copy of the trust agreement) is give to the Company within thirty (30) days thereafter. The trustee shall hold such Shares subject to all the provisions hereof, and shall make no further transfers other than as provided therein. Upon the death, total disability, or termination of employment of the transferor Owner, the successor trustee or any cotrustee (and any subsequent transferee) shall be required to sell, transfer to present said Shares for purchase as provided herein, for the price and on the terms hereafter set forth as if such successor trustee and subsequent transferee were the transferor Owner. Such transferee shall make no further transfers other than as provided herein, and any attempted transfer in violation of this Section 8 shall be null and void and shall be disregarded by the Company. All references herein to “Shares” shall be deemed to included Shares owned by any such successor trustee or subsequent transferee, except that payment for such trustee and transferee Shares shall be made to the trustee and transferee instead of to the original Owner or his or her estate.

9. Adjustments for Changes in Stock. If there should be any change in a class of stock subject to this Option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company (except for a Corporate Transaction described in Section 7 hereof), the Company shall make appropriate adjustments in the number of Optioned Shares and in the Option Price. Any new, substituted or additional securities or property which is distributed with respect to the Shares shall be immediately subject to the provisions of Section 8, but only to the extent the Shares are at such time covered by such provisions. Any adjustment made pursuant to this Section as a consequence of a change in the capital structure of the Company shall not entitle Optionee to acquire a number of shares of Company stock or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of Shares equal to the number of Optioned Shares. Nothing in this Agreement shall affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

10. Limitations on Transfer of Option. This Option shall, during Optionee’s lifetime, be exercisable only by Optionee, and neither this Option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this Option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this Option by notice to Optionee and this Option shall thereupon be null and void.

11. Lapse. The Company’s First Refusal Right under Section 8 shall lapse and cease to have effect upon one of the following events whichever occurs first:

(a) the Company is merged into, or sells its assets to, or exchanges stock with, another corporation which has, after such merger, sale of assets or exchange of stock, consolidated total assets of at least $10,000,000 and is qualified to be listed on NASDAQ, or

(b) engages in an Initial Public Offering with a minimum share price of $5.00 and total offering proceeds of at least $10,000,000.00.

12. No Shareholder Rights. Neither Optionee nor any person entitled to exercise Optionee’s rights in the event of his or her death shall have any of the rights of a shareholder with respect to the Optioned Shares except to the extent the certificates for such shares shall have been issued upon the exercise of this Option.

13. NO EFFECT ON TERMS OF EMPLOYMENT OR SERVICE CONTRACT. SUBJECT TO THE TERMS OF ANY WRITTEN EMPLOYMENT CONTRACT TO THE CONTRARY, THE COMPANY SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE. FURTHERMORE, NOTHING IN THIS AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT TO CONTINUE IN THE SERVICE OF THE COMPANY FOR ANY PERIOD OF SPECIFIC DURATION.

14. Notice. Any notice required to be given under the terms of this Agreement shall be addressed to him or her at the address given by him or her beneath his or her signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, express or certified and deposited (postage or certification fee prepaid) in a post office or branch post office or branch post office regularly maintained by the United States Post Office.

15. Lock-up Agreement.

(a) Agreement. Optionee, if requested by the Company and the lead underwriter of any Initial Public Offering (the “Lead Underwriter”), hereby irrevocable agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any common stock of the Company (the “Common Stock”) or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such Initial Public Offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter period of time as the Lead Underwriter shall specify. Optionee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock until the end of such period. The Company and Optionee acknowledge that each Lead Underwriter of an Initial Public Offering, during the period of such Initial Public Offering and for the 180-day period thereafter, is an intended beneficiary of this Section.

(b) Permitted Transfers. Notwithstanding the foregoing, Section 15(a) hereof shall not prohibit Optionee from transferring any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company’s Common Stock either during Optionee’s lifetime or on death by will or intestacy to Optionee’s immediate family or to a trust the beneficiaries of which are exclusively Optionee and/or a member or members of Optionee’s immediate family; provided, however, that prior to any such transfer, each transferee shall execute an agreement pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions of this Section. For the purposes of this Section, the term “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

(c) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any Initial Public Offering until the earlier of (i) the expiration of the lock-up period specified in Section 15(a) hereof in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the Provisions of this Section may not be amended or waived except with the consent of the Lead Underwriter.

16. Taxes. The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by

Optionee with respect to the Option. It is intended that the Agreement and the Option will be exempt from (or in the alternative will comply with) Section 409A of the Code, and the Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. This Section 16 shall not be construed as a guarantee of any particular tax effect for Optionee’s benefits under the Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Section 409A of the Code or any other provision of the Code.

17. Board and Committee Discretion. The Board shall have such powers and authorities related to the administration of the Agreement as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter (as in effect from time to time), and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Agreement that the Board deems to be necessary or appropriate to the administration of the Agreement. Following the Initial Public Offering, the Committee shall administer the Agreement; provided, however, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Shares may then be listed. All actions, determinations and decisions by the Board or the Committee under the Agreement shall be in the sole discretion of the Board and shall be final, binding and conclusive on all persons. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Agreement.

18. Amendment. The Board may, at any time and from time to time, amend the Agreement. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No amendment, suspension or termination of the Agreement shall, without the consent of Optionee, materially impair rights or obligations under the Agreement.

19. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Optionee” as used in this Agreement shall include Optionee’s executor, administrator or other legal representative or the person or persons to whom Optionee’s rights pass by will or the applicable laws of descent and distribution.

20. Clawbacks. The Agreement, the Option, and the Optioned Shares shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. Optionee’s acceptance of the Option shall be deemed to constitute Optionee’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to Optionee, whether adopted prior to or following the Grant Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and Optionee’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

21. Restrictive Legends. All certificates for the Optioned Shares shall bear the following legends, in addition to any other legends required by applicable state securities law and securities commissioners:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER THE LIMITED OFFERING EXEMPTION PROVIDED BY SECTION 25102(f) OF THE CALIFORNIA CORPORATIONS CODE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL AND ONE HUNDRED EIGHTY (180) DAYS LOCK-UP RESTRICTION PROVIDED IN THE COMPANY’S STOCK OPTION AGREEMENT.”

22. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to terms set forth herein. All decisions of the Committee with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in the Option.

23. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company, upon any breach of Optionee under this Agreement, shall impair any such right, power or remedy of such Company nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind of character on the part of the Company of any breach or default under this Agreement, or any waiver on the part of any holder of the provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

24. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect any options to purchase options to purchase Company stock approved by the Board on the Grant Date. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

25. California Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

[signature page follows]

IN WITNESS WHEREOF, this Agreement is entered into by Optionee and the Company as of                     .

“Company”	“Optionee”

ACM RESEARCH, INC.

By:	Name:

Name: David Hui Wang
Title: President

[signature page to Option Agreement]